Exhibit 99.1

Media Contact:

Blakely Thomas-Aguilar
404-262-8429
blakely.thomas-aguilar@pgi.com

PGi Appoints John F. Cassidy to its Board of Directors

Veteran Business Leader Brings Deep Expertise to Help Accelerate PGi’s Mission to Deliver Unified

Communications and Collaboration Solutions to Businesses Worldwide

ATLANTA – April 21, 2015 – PGi (NYSE: PGI), the world’s largest dedicated provider of collaboration software and services, today announced the appointment of John F. Cassidy, Blackstone Capital Partners Senior Advisor, to its board of directors effective April 21, 2015.

“We are pleased to welcome Jack to our PGi board of directors,” said Boland T. Jones, PGi founder, chairman and CEO. “Throughout his tenure as CEO and vice chairman of Cincinnati Bell, Jack helped guide and influence the course of the communications industry, while creating significant value for his customers and shareholders alike. Jack’s expertise and proven leadership will be of great value to PGi as we continue innovating and expanding our presence in the unified communications and collaboration market.”

Currently a Senior Advisor for Blackstone Capital Partners, Mr. Cassidy is the former Chief Executive Officer and Vice Chairman of Cincinnati Bell Inc. Mr. Cassidy spent more than 17 years with Cincinnati Bell, serving as President and CEO from July 2003 to January 2013 and as Vice Chairman of the Board from January 2013 to December 2013. Mr. Cassidy also served as the Chairman of the Board for CyrusOne Inc., a leader in data center colocation services, from January 2013 until June 2014 following Cincinnati Bell’s initial public offering of CyrusOne.

Mr. Cassidy is active on many local boards in Cincinnati and has served on the board of directors of the Boomer Esiason Foundation. Mr. Cassidy has been honored as the Personal Communications Industry Association's (PCIA) Distinguished Corporate Citizen, the Boomer Esiason Foundation's “Man of the Year” and the Cincinnati Friars Club's “Man of the Year.” He also has been awarded the NAACP's Wright Overstreet Award for Education, the Cincinnati School Board's "Making A Difference" award and the 2007 Cincinnatus Association John E. Pepper Award. Mr. Cassidy was awarded an Honorary PhD from Cleveland State University in 2006.

With the appointment of Mr. Cassidy, PGi’s board now consists of seven members.

About Premiere Global Services, Inc. │ PGi

PGi is the world’s largest dedicated provider of collaboration software and services. We created iMeet®, an expanding portfolio of purpose-built applications designed to meet the daily collaboration and communications needs of business professionals, with solutions for web, video and audio conferencing, smart calendar management, webcasting, project management and sales productivity. PGi’s award-winning unified communications and collaboration (UC&C) solutions help nearly 50,000 businesses grow faster and operate more efficiently. To learn more, visit us at pgi.com.

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Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties, many of which are beyond our control. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in PGi's forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological changes and the development of alternatives to our services; market acceptance of PGi’s software-as-a-service, or SaaS solutions, including our iMeet® and GlobalMeet® solutions; our ability to attract, retain and expand the products and services we provide to existing customers; our ability to establish and maintain strategic reseller and distribution relationships; risks associated with global economic or market conditions; price increases from our telecommunications service providers; service interruptions and network downtime, including undetected errors or defects in our software; technological obsolescence and our ability to upgrade our equipment or increase our network capacity; concerns regarding the security and privacy of our customers’ confidential information; future write-downs of goodwill or other intangible assets; greater than anticipated tax and regulatory liabilities; restructuring and cost reduction initiatives and the market reaction thereto; our level of indebtedness; risks associated with acquisitions and divestitures; indemnification claims from the sale of our PGiSend business; our ability to protect our intellectual property rights, including possible adverse results of litigation or infringement claims; regulatory or legislative changes, including further government regulations applicable to traditional telecommunications service providers and data privacy; risks associated with international operations and market expansion, including fluctuations in foreign currency exchange rates; and other factors described from time to time in our press releases, reports and other filings made with the Securities and Exchange Commission, including but not limited to the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2014. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise these forward looking statements for any reason.